Post-Effective Amendment No. 9 to
                                                       SEC File No. 70-8593

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                       FORM U-1
                                  APPLICATION UNDER
                THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")

                     GENERAL PUBLIC UTILITIES CORPORATION ("GPU")
                                100 Interpace Parkway
                             Parsippany, New Jersey 07054

                           ENERGY INITIATIVES, INC. ("EI")
                          EI SERVICES, INC. ("EI Services")
                  One Upper Pond Road, Parsippany, New Jersey 07054

                   JERSEY CENTRAL POWER & LIGHT COMPANY ("JCP&L")
                   300 Madison Avenue, Morristown, New Jersey 07960

                        METROPOLITAN EDISON COMPANY ("Met-Ed")
                     P.O. Box 16001, Reading, Pennsylvania 19640

                      PENNSYLVANIA ELECTRIC COMPANY ("Penelec")
                   1001 Broad Street, Johnstown, Pennsylvania 15907

                          GPU SERVICE CORPORATION ("GPUSC")
                 100 Interpace Parkway, Parsippany, New Jersey 07054
                      (Names of companies filing this statement
                         and addresses of principal offices)

                        GENERAL PUBLIC UTILITIES CORPORATION
          (Name of top registered holding company parent of the applicants)

          T. G. Howson, Vice President       Michael J. Connolly, Esq.
           and Treasurer                     Assistant General Counsel
          M.A. Nalewako, Secretary           GPU Service Corporation
          GPU Service Corporation            100 Interpace Parkway
          100 Interpace Parkway              Parsippany, New Jersey 07054
          Parsippany, New Jersey  07054

          R. S. Cohen, Secretary             W. A. Boquist, II, Vice
          Jersey Central Power &              President - Legal Services
           Light Company                     Metropolitan Edison Company
          300 Madison Avenue                 Pennsylvania Electric Company
          Morristown, New Jersey  07960      P.O. Box 16001
                                             Reading, Pennsylvania  19640

          B. L. Levy, President              Douglas E. Davidson, Esq.
          K. A. Tomblin, Secretary           Berlack, Israels & Liberman LLP
          Energy Initiatives, Inc.           120 West 45th Street
          EI Services, Inc.                  New York, New York  10036
          One Upper Pond Road
          Parsippany, New Jersey  07054

          _________________________________________________________________
                     (Names and addresses of agents for service)





               GPU,  EI,  EI Services,  JCP&L,  Met-Ed,  Penelec and  GPUSC

          hereby  post-effectively  amend  the  Application  on  Form  U-1,

          docketed  in SEC  File  No. 70-8593,  as  heretofore amended,  as follows:



               1.   By amending the fourth paragraph of paragraph I thereof

          to read in its entirety as follows:



                    In addition, neither the Subsidiary Companies nor Initiatives will provide services or sell goods to any associate which, in turn, pro-vides such services or sells such goods, directly or indirectly, to any other associ-ate which does not fall within any of the preceding enumerated categories.




               2.   By deleting paragraph 3 of Post-Effective Amendment No.

          8 thereof.































                                      SIGNATURE

                    PURSUANT  TO THE  REQUIREMENTS  OF  THE PUBLIC  UTILITY

          HOLDING COMPANY ACT OF 1935, THE UNDERSIGNED COMPANIES  HAVE DULY

          CAUSED  THIS STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDER-

          SIGNED THEREUNTO DULY AUTHORIZED.



                                        GENERAL PUBLIC UTILITIES CORPORATION
                                        JERSEY CENTRAL POWER & LIGHT COMPANY
                                        METROPOLITAN EDISON COMPANY
                                        PENNSYLVANIA ELECTRIC COMPANY
                                        GPU SERVICE CORPORATION



                                        By: ________________________________
                                            T.G. Howson
                                            Vice President and Treasurer


                                        ENERGY INITIATIVES, INC.
                                        EI SERVICES, INC.


                                        By: ________________________________
                                            B.L. Levy
                                            President



          Date:  March 1, 1996